As filed with the Securities and Exchange Commission on September 10, 2008

Registration Nos. 2-84252

33-9706

33-20792

33-22196

33-47213

333-23025

333-80781

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3 REGISTRATION STATEMENT NO. 2-84252

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3 REGISTRATION STATEMENT NO. 33-9706

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3 REGISTRATION STATEMENT NO. 33-20792

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3 REGISTRATION STATEMENT NO. 33-22196

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3 REGISTRATION STATEMENT NO. 33-47213

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3 REGISTRATION STATEMENT NO. 333-23025

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3 REGISTRATION STATEMENT NO. 333-80781

UNDER

THE SECURITIES ACT OF 1933

MILLIPORE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

MASSACHUSETTS	04-2170233
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

290 Concord Road

Billerica, Massachusetts 01821

(978) 715-4321

(Address, including Zip Code, and Telephone Number, including Area Code of Principal Executive Offices)

Jeffrey Rudin, Esq.

General Counsel

Millipore Corporation

290 Concord Road

Billerica, Massachusetts 01821

(978) 715-4321

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Please send copies of all communications to:

Craig E. Marcus, Esq.

Ropes & Gray LLP

One International Place

Boston, Massachusetts 02110

(617) 951-7000

Approximate date of commencement of proposed sale to the public:    Not applicable.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement under the earlier effective registration statement for the same offering.    ☐

If this form is a post effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to registered additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments relate to the following Registration Statements on Form S-3 of the Registrant (collectively, the “Registration Statements”):

File No. 2-84252, pertaining to the registration of 170,000 shares of the Registrant’s common stock, par value $1.00 per share, in connection with a secondary offering for shareholders acquiring such stock pursuant to an acquisition, which was filed with the Securities and Exchange Commission on June 17, 1983.

File No. 33-9706, pertaining to the registration of 147,268 shares of the Registrant’s common stock, par value $1.00 per share, in connection with a secondary offering for shareholders acquiring such stock pursuant to an acquisition, which was filed with the Securities and Exchange Commission on October 31, 1986.

File No. 33-20792, pertaining to the registration of $100,000,000 of 9.2% Convertible Notes and the Registrant’s common stock, par value $1.00 per share, issuable upon conversion of such Notes, which was filed with the Securities and Exchange Commission on March 28, 1988.

File No. 33-22196, pertaining to the registration of 127,492 shares of the Registrant’s common stock, par value $1.00 per share, in connection with a secondary offering for shareholders acquiring such stock pursuant to an acquisition, which was filed with the Securities and Exchange Commission on June 9, 1988.

File No. 33-47213, pertaining to the registration of 437,325 shares of the Registrant’s common stock, par value $1.00 per share, in connection with a secondary offering for shareholders acquiring such stock pursuant to an acquisition, which was filed with the Securities and Exchange Commission on May 7, 1992.

File No. 333-23025, pertaining to the registration of up to $300,000,000 of debt securities of the Registrant, which was filed with the Securities and Exchange Commission on March 10, 1997.

File No. 333-80781, pertaining to the registration of 660,000 shares of the Registrant’s common stock, par value $1.00 per share, in connection with a secondary offering for shareholders acquiring such stock pursuant to an acquisition, which was filed with the Securities and Exchange Commission on June 16, 1999, as amended by Pre-Effective Amendment No. 1 filed on August 4, 1999, and by Pre-Effective Amendment No. 2 filed on November 16, 1999.

The common stock and debt securities of the Registrant registered under the Registration Statements are collectively referred to as the “Securities”.

The offerings contemplated by each of the Registration Statements have terminated. Accordingly, the Registrant hereby files these Post-Effective Amendments No. 1 to the Registration Statements to deregister such Securities originally registered under the Registration Statements to the extent such Securities remain unsold thereunder. The Registrant hereby requests that upon the effectiveness of these Post-Effective Amendments No. 1 to the Registration Statements, such Securities be removed from registration.

As no securities are being registered herein, the sole purpose being to terminate and deregister, the disclosure requirements for exhibits under Regulation S-K Item 601 are inapplicable to this filing.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused these Post-Effective Amendments No. 1 to the Registration Statements on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Billerica, Commonwealth of Massachusetts, on the 10th day of September, 2008.

MILLIPORE CORPORATION

By:	/S/ JEFFREY RUDIN
Name:	Jeffrey Rudin
Title:	Vice President and General Counsel